Exhibit 1.1

ICICI BANK LIMITED

19,206,825 American Depositary Shares

Representing

38,413,650 Equity Shares

par value Rs. 10 per share

UNDERWRITING AGREEMENT

, 2005

, 2005

Merrill Lynch International

Morgan Stanley & Co. International Limited

UBS AG

    as Representatives of the several Underwriters

c/o Merrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London EC1A 1HQ

United Kingdom

Ladies and Gentlemen:

The shareholders named in Schedule I hereto (the “Selling Shareholders”) of ICICI Bank Limited (the “Company”), a public limited company incorporated under the laws of the Republic of India (“India”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule II hereto (the “Underwriters”) for whom the Representatives (as hereinafter defined) are acting as representatives, an aggregate of 19,206,825 American Depositary Shares representing 38,413,650 equity shares, par value Rs. 10 per share (the “Equity Shares”), of the Company and, at the election of the Underwriters, up to 2,881,025 additional American Depositary Shares representing 5,762,050 additional Equity Shares. The aggregate of 19,206,825 American Depositary Shares representing 38,413,650 Equity Shares to be sold by the Selling Shareholders are herein called the “Firm ADSs” and the aggregate of additional 2,881,025 American Depositary Shares representing 5,762,050 additional Equity Shares to be sold by certain of the Selling Shareholders at the election of the Underwriters are herein called the “Optional ADSs”. The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “ADSs”. The Equity Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Equity Shares represented by the Optional ADSs are hereinafter called the “Optional Shares”. The Firm Shares and the Optional Shares are herein collectively called the “Shares”.

The Company has caused to be prepared and/or delivered only to holders of the Company’s Equity Shares to their addresses of record in India, an Invitation to Participate (defined in Section 1(a)(vii) below), dated February 26, 2005 containing a description of the terms upon which the Company is sponsoring the offering of ADSs against Equity Shares accepted from holders of the Equity Shares in India, pursuant to (i) the FEMA Notification No. 41/2001, dated March 2, 2001 issued by the Reserve Bank of India, (ii) the Notification No. 15/23/99-NRI dated July 29, 2002 issued by Government of India, Ministry of Finance, (iii) the Operative Guidelines for Disinvestment of shares by the Indian Companies in the overseas market through issue of ADRs/GDRs as notified by the Government of India, Ministry of Finance vide Notification No. 15/23/99-NRI dated July 29, 2002 and (iv) the Issue of Foreign

Currency Convertible Bonds and Ordinary Shares (Through Depository Receipt Mechanism) Scheme, 1993 as amended by the Issue of Foreign Currency Convertible Bonds and Ordinary Shares (Through Depository Receipt Mechanism) (Amendment) Scheme - II, 2002 (collectively the “Notifications”). Sponsorship does not mean that the Company is purchasing or causing the purchase of the Equity Shares directly or indirectly or recommending that the holders of Equity Shares participate in the Offering (as defined below). Under the terms of the Invitation to Participate and the other Invitation Documents (as defined in Section 1(a)(vii) below) the Shares to be sold by the Selling Shareholders hereunder are being held by the Escrow Agent (as defined in Section 1(a)(vii) below) until such time as they are required to be transferred to the Indian Domestic Custodian acting on behalf of the Depositary (each as defined in the following paragraph) against the issuance of ADSs representing such Shares and to be delivered to the Underwriters under Section 4(a) hereof.

The ADSs are to be issued pursuant to a deposit agreement, dated as of March 31, 2000, among the Company, Bankers Trust Company (predecessor to Deutsche Bank Trust Company Americas), as depositary (the “Depositary”), and registered holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs, and as amended by Letter Agreements on February 19, 2002, April 1, 2002 and March 8, 2005 (the “Deposit Agreement”). Pursuant to the Deposit Agreement, the Company has been appointed the domestic custodian in India (the “Indian Domestic Custodian”) to hold Equity Shares on behalf of the Depositary. Each ADS will initially represent the right to receive two Equity Shares deposited pursuant to the Deposit Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form F-3 under the United States Securities Act of 1933, as amended (the “Act”) and has prepared and filed a registration statement on Form F-3 (No. 333-121664) in respect of the offering and sale of the Shares and the ADSs (the “Offering”) with the United States Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to Merrill Lynch International, Morgan Stanley & Co. International Limited and UBS AG, on behalf of the Underwriters (the “Representatives”), and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the Offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act, which became effective upon filing, no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of such registration statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the registration statement at the time such registration statement became effective, each as amended at the time such part of the registration statement became effective, or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act is hereinafter called the “Prospectus”; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the initial registration statement that is incorporated by reference in the Registration Statement.

(ii) No Stop Order. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and each Preliminary Prospectus did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(iii) Incorporated Documents. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(iv) Conformity to the Requirements of the Act; No Untrue Statements or Omissions. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and the Registration Statement, the Prospectus, the Invitation to Participate, the Letter of Transmittal, the Letter of Renunciation and the Affiliate Questionnaire (all as defined in Section 1(a)(vii) below) did not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and on each Time of Delivery (as defined in Section 4(a) below) as to the Prospectus, and with respect to the Invitation to Participate, the Letter of Transmittal, the Letter of Renunciation and the Affiliate Questionnaire, as of the date on which it was transmitted to the Company’s holders of Equity Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(v) ADS Registration Statement. Registration statements on Form F-6 (Nos. 333-11504 and 333-123236), in respect of the ADSs have been filed with the Commission; such registration statements in the forms heretofore delivered to the Representatives have been declared effective by the Commission in such forms; no other document with respect to such registration statements has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statements has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statements, including all exhibits thereto, each as amended at the time such part of the registration statements became effective, being hereinafter collectively called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) No Distribution of Other Offering Material. Neither the Company nor any of its subsidiaries or affiliates has distributed, nor will it distribute prior to the later of the Second Time of Delivery (as defined below) and the completion of the Underwriters’ distribution of the ADSs, any offering material in connection with the Offering (A) in the United States other than a Preliminary Prospectus, the Prospectus, the Registration Statement or the ADS Registration Statement and (B) in India other than the Indian Invitation Documents, and documents relating to the approval of the Offering by the Company’s shareholders by postal ballot (including the notice relating thereto dated December 13, 2004); neither the Company nor any of its subsidiaries or affiliates has distributed, or authorized the distribution of, any documents, information or materials concerning or with respect to the Indian Invitation (as defined below) other than the Indian Invitation Documents.

(vii) Indian Invitation Documents. Prior to the execution of this Agreement,

(A) The Company has caused to be prepared and/or delivered only to holders of the Company’s Equity Shares to their addresses of record in India (1) an invitation to participate (including a cover letter), each dated February 26, 2005 (the “Invitation to Participate”) containing a description of the terms upon which the Company is sponsoring an ADS facility for its Equity Shares (the “Indian Invitation”) through 3i Infotech Limited, the Company’s registrar and transfer agent (the “R&T Agent”), with whom the Company has executed an agency agreement, dated January 27, 2005 (the “R&T Agent Agreement”), (2) a letter of transmittal (the “Letter of Transmittal”) whereby each Selling Shareholder that is participating in the Indian Invitation appoints The Western India Trustee and Executor Company Limited as its duly appointed agent and custodian (the “Agent”) in connection with the Indian Invitation and the subsequent resale of its Shares in the form of ADSs in the Offering, (3) a letter of renunciation (the “Letter of Renunciation”) pursuant to which each Selling Shareholder may renounce all or a portion of its rights to participate in the Indian Invitation and sell such rights to another Selling Shareholder and (4) an affiliate questionnaire (the “Affiliate Questionnaire”);

(B) The Company and the R&T Agent have executed an escrow agreement, dated January 27, 2005 (the “Escrow Agreement”) with The Western India Trustee and Executor Company Limited as custodian and escrow agent (the “Escrow Agent”) whereby, as Agent to the Selling Shareholders, the Escrow Agent will (1) enter into this Agreement and execute such further deeds or documents on behalf of each of the Selling Shareholders as may be required in connection with the Indian Invitation and the Offering, (2) hold the Equity Shares for transmission of the same to the Indian Domestic Custodian acting on behalf of the Depositary prior to the issuance of the ADSs pursuant to the terms of the Deposit Agreement, (3) receive the consideration payable to the Selling Shareholders upon the closing of the Offering and (4) distribute the consideration to the Selling Shareholders in accordance with the terms and conditions of this Agreement and the Indian Invitation Documents; and

(C) The Invitation to Participate, the Letter of Transmittal, the Letter of Renunciation, the Affiliate Questionnaire, the Escrow Agreement and the R&T Agent Agreement, in each case, including all exhibits or attachment to such documents, shall be referred to herein as the “Indian Invitation Documents”).

(viii) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its Significant Subsidiaries (each of which is listed in Schedule III hereto and individually referred to as a “Significant Subsidiary”) taken as a whole from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(ix) Due Organization and Good Standing. The Company has been duly incorporated and is validly existing as a public limited company under the laws of India and has the corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus; each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a company in good standing under the laws of its jurisdiction of incorporation, each with corporate power and authority to own or lease its properties and conduct its respective business as described in the Prospectus; and each is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(x) Real Properties, Encumbrances and Leases. Each of the Company and its Significant Subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material to its business or do not materially interfere with the use made of such property and buildings by the Company, except as described in the Prospectus.

(xi) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus; and all of the issued shares of capital stock of the Company (including the Shares) have been duly and validly authorized and issued, and were not issued in violation of any preemptive or similar rights of any person or entity against the Company; all of the Shares when delivered in accordance with the terms of this Agreement, will be fully paid; all of the issued and outstanding Equity Shares conform to the description of the Equity Shares contained in the Prospectus; all of the issued and outstanding Equity Shares (including the Shares) have been duly listed and admitted for trading on the Stock Exchange, Mumbai and the National Stock Exchange of India Limited (the “Indian

Exchanges”); the holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights, including, but not limited to, any such rights under Section 81 of the Indian Companies Act, 1956 (the “Indian Companies Act”) or other rights to acquire the Shares or the ADSs in connection with the transactions contemplated hereby, by the Indian Invitation Documents or otherwise; except as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company or any of its Significant Subsidiaries, or obligations of the Company to issue Equity Shares or any other class of capital stock of the Company, in connection with completion of the transactions contemplated by the Indian Invitation; the Shares may be freely deposited by or on behalf of the Selling Shareholders with the Escrow Agent which shall form the underlying shares for the ADRs to be issued; any restrictions on the future deposit of Equity Shares are fully and accurately disclosed in the Prospectus; and the ADSs will be freely transferable by the Selling Shareholders to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the ADSs under the laws of India and of the United States except as described in the Prospectus under “Description of American Depositary Shares”.

(xii) No Agreement to File a Registration Statement. No shareholder of the Company or of any of the Significant Subsidiaries or any other person has any registration or other similar rights to have any of the Company’s securities registered for sale under the Registration Statement or the ADS Registration Statement or included in the Offering.

(xiii) Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights and except as enforcement thereof is subject to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); upon issuance by the Depositary of ADRs evidencing the ADSs against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

(xiv) Authorization of Agreements. Each of this Agreement, the R&T Agent Agreement and the Escrow Agreement has been duly authorized, executed and delivered by the Company, and each of the R&T Agent Agreement and the Escrow Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights and except as enforcement thereof is subject to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xv) Necessary Authorizations for Transactions. No action, consent, authorization, approval, order, certificate, license or permit of, clearance by, or filing, registration or qualification with any court or administrative, governmental or regulatory agency or body or stock exchange authority having jurisdiction over the Company is required for the performance of its obligations under this Agreement, the Deposit Agreement and the Indian Invitation Documents, or the transactions contemplated thereby, other than such (A) as have been obtained or made prior to the date of this Agreement and are in full force and effect or (B) as may be required by the securities or Blue Sky laws of the various US states in connection with the offer and sale of the ADSs. All such authorizations (including authorizations by and on behalf of the Company) necessary for performance by the Company of its obligations under this Agreement, the Deposit Agreement and the Indian Invitation Documents, or the transactions contemplated thereby, have been obtained and are in full force and effect and the Indian Invitation has been conducted in compliance with all applicable laws, rules and regulations under the laws of India.

(xvi) No Restrictions or Withholding Taxes on Dividends. There are no restrictions under Indian law nor any approvals currently required in India (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends or other distributions declared by the Company to holders of Equity Shares, or ADSs, including the Depositary, or for the conversion by the Depositary of any dividends paid in Indian rupees to US dollars or the repatriation thereof out of India, except as set forth the Prospectus. No such dividends and other distributions, including such dividends to persons not resident in India, are currently subject to withholding or other taxes, levies or charges under the laws and regulations of the Republic of India, except as set forth in the Prospectus.

(xvii) No Defaults or Legal Conflicts. The sales of the ADSs contemplated herein and the deposit of the Equity Shares with the Indian Domestic Custodian on behalf of the Depositary against issuance of the ADRs evidencing the ADSs and the compliance by the Company with all of the provisions of this Agreement, the Deposit Agreement and the Indian Invitation Documents, and the consummation of the transactions herein and therein contemplated do not and will not (A) result in any violation of the Company’s or any of its Significant Subsidiaries’ certificate of incorporation, memorandum of association and articles of association or other organizational document (collectively, the “Charter Documents”) or (B) contravene or result in a default under (1) any provision of applicable law or regulation (including, without limitation, any applicable Indian law limiting foreign ownership of the Company), (2) any agreement binding upon the Company or any Significant Subsidiary or (3) any judgment, order or decree of any local or other court or public, governmental or regulatory agency or body or stock exchange authority having jurisdiction over the Company, or any of its Significant Subsidiaries, or any of their assets, except for such violations or contraventions under (B)(2) or (3) that would not, individually or in the aggregate, reasonably by expected to result in a Material Adverse Effect.

(xviii) No Violation of Existing Agreements or Laws. None of the Company or any of its Significant Subsidiaries is (A) in violation of its respective Charter Documents, (B) in default (or, with the giving of notice or lapse of time, would be in default) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound, or to which any of its property or assets is or may be subject (collectively, “Agreements”) or (C) in violation or default of any provision of applicable law or regulation (including, without limitation, any applicable law or regulation regarding money laundering or banking practices, any law or regulation promulgated by the United States Treasury Office of Foreign Assets Control, all applicable provisions of the Sarbanes-Oxley Act of 2002 or any Indian law limiting foreign ownership of the Company), or any judgment, order or decree of any court or governmental, administrative or regulatory agency or body or stock exchange authority having jurisdiction over it or any of its assets, as applicable, except where such violation or default under (B) or (C) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xix) Stamp Duty and Other Transaction Taxes. Other than as set forth in the Prospectus, no transaction tax, issue tax, stamp duty or other issuance or transfer tax or duty or withholding tax is or will be payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the Government of India or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit of Equity Shares by the Selling Shareholders with the Escrow Agent pursuant to the Indian Invitation Documents, (B) the deposit with the Indian Domestic Custodian on behalf of the Depositary of Equity Shares by the Escrow Agent on behalf of the Selling Shareholders against the issuance of ADRs evidencing ADSs, (C) the sale and delivery on behalf of the Selling Shareholders of the ADSs to or for the respective accounts of the Underwriters as set forth in the Prospectus and pursuant to the terms of this Agreement, (D) the sale and delivery outside of India by the Underwriters of the ADSs to the purchasers thereof in the manner contemplated pursuant to the terms of this Agreement or (E) any other transaction or payment contemplated by this Agreement, the Deposit Agreement or any Indian Invitation Document except for service tax payable by or on behalf of the Underwriters on their fees; provided that no representation is made hereby with respect to any commission received or other payment made to the Underwriters pursuant to Section 2 of this Agreement.

(xx) No Stabilization Action. Neither the Company nor any of its Significant Subsidiaries or affiliates has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and ADSs.

(xxi) Statements in Prospectus. The statements set forth in the Prospectus under the captions “Description of Equity Shares” and “Description of American Depositary Receipts”, insofar as they purport to constitute a summary of the terms of the Equity Shares and the ADSs, respectively, and under the captions “Taxation”, “Enforceability of Certain Civil Liabilities”, “Government of India Approvals” and “The Indian Invitation to Participate”, and the statements set forth in the Company’s annual report on Form 20-F for the fiscal year ended March 31, 2004 under the caption “Restriction on Foreign Ownership of Indian Securities”, as supplemented by the statements set forth in the Prospectus under the caption “Recent Developments – Restriction on Foreign Ownership of Indian Securities”, fairly summarize, in all material respects, the matters referred to therein.

(xxii) No Pending Legal Proceedings. There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened, to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries is subject that are required to be described in the Prospectus and are not so described.

(xxiii) Investment Company Act. The Company is not, and after giving effect to the Offering, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxiv) Necessary Authorizations to Conduct Businesses. Except as set forth in the Prospectus, each of the Company and its Significant Subsidiaries has obtained all necessary certificates, authorizations, licences, concessions, approvals, orders or permits (collectively, “Governmental Licenses”) issued by, and has made all declarations and filings with, all local and other governmental authorities, all self-regulatory organizations, all courts and other tribunals and all appropriate regulatory agencies or bodies, or governmental agencies, necessary (A) to own, lease or license, as the case may be, and to operate and use its properties and assets, (B) to conduct the businesses now conducted by it in the manner described in the Prospectus, and (C) to own all of its equity interests in a person or entity, amounting to 5% or more, except where the failure so to possess, declare or file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, reasonably be expected to result in a Material Adverse Effect.

(xxv) Independent Public Accountants. KPMG LLP, UK, who have certified the United States generally accepted accounting principles (“US GAAP”) consolidated financial statements, are independent public or certified public accountants as required by the Act and the applicable published rules and regulations of the Commission thereunder.

(xxvi) US GAAP Financial Statements. The US GAAP audited consolidated financial statements and the interim unaudited consolidated financial statements of the Company included and/or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial positions of the Company and its consolidated subsidiaries as of the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the said financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included and/or incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with US GAAP the information required to be stated therein. The US GAAP selected financial and operating data included and/or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the US GAAP audited financial statements incorporated by reference in the Prospectus.

(xxvii) Intellectual Property Rights. The Company and its Significant Subsidiaries own, or duly applied for the issuance of, all the patents, trademarks, trade names, if any, and copyrights (or licenses such rights pursuant to valid and subsisting licenses) necessary for the conduct of their business as described in the Prospectus, except where the failure to own or license the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and to the best knowledge of the Company and its Significant Subsidiaries there is no infringement by any other person of any such patents, trademarks, trade names, if any, or copyrights owned or licensed by the Company or a Significant Subsidiary the result of which infringement could result in a Material Adverse Effect.

(xxviii) Enforcement of Rights in India by Holders of ADSs. Under the laws of India, each registered holder or beneficial owner of ADSs shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company. It is not necessary in order to enable any owner of ADSs to enforce any of its rights that such owner of ADSs be licensed, qualified or entitled to do business in India.

(xxix) No Tax Deduction for Amounts Payable in respect of the ADRs. Except as described in the Prospectus, this Agreement or the Indian Invitation Documents, all amounts payable by the Escrow Agent in respect of the ADRs evidencing the ADSs or the underlying Shares shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by India or any authority thereof or nor are any taxes imposed in India on, or by virtue of the execution or delivery of, such documents.

(xxx) Insurance. Each of the Company and its Significant Subsidiaries maintains insurance of the type and in the amounts which the Company believes to be reasonable and customary for its business. All such insurance is in full force and effect, except in such cases as the failure to carry or be covered by insurance would not reasonably be expected to result in a Material Adverse Effect. The Company has no reason to believe that it or any of its Significant Subsidiaries will not be able to (A) renew its existing insurance coverage as and when such coverage expires or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxxi) No Filing, Stamp Duty or Filing Fees. To ensure the legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in India of each of this Agreement, the Deposit Agreement or any of the Indian Invitation Documents, it is not necessary that this Agreement, the Deposit Agreement or the Indian Invitation Documents be filed or recorded with any court or other authority in India or that any registration tax, stamp duty or similar tax be paid in India on or in respect of any of this Agreement, the Deposit Agreement, any Indian Invitation Document or any other document to be furnished hereunder or thereunder, other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a Indian court of law and except that this Agreement, the Escrow Agreement, the R&T Agent Agreement, the Letters of Transmittal and the Deposit Agreement will only be admissible in evidence in India for purposes of enforcement if they are duly stamped in accordance with the Bombay Stamp Act, 1958.

(xxxii) Taxes. The Company and each of its Significant Subsidiaries has prepared and timely filed all tax returns, reports and other related information which are required to be filed by or with respect to it or has properly requested extensions thereof. Except as described in the Prospectus, all taxes, assessments, fees and other governmental charges due on such returns or pursuant to any assessment received by the Company and each of its Significant Subsidiaries or which are imposed upon it or on any of its properties or assets or in respect of any of its business, income or profits have been fully paid when due, other than taxes or charges that are being contested in good faith by appropriate proceedings. Except as described in the Prospectus, the Company has made adequate charges, accruals and reserves in respect of all such tax liabilities.

(xxxiii) Transactions with Affiliates. All material transactions between the Company and its related parties are fully and fairly described in all material respects in the Company’s report on Form 20-F filed with the Commission on September 30, 2004, such information being incorporated in the Prospectus, and each such transaction is on terms no less favorable to the Company as could be obtained with an unaffiliated third party.

(xxxiv) Internal Accounting Controls. The Company and each of its Significant Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP or Indian GAAP, as applicable, and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company and each of its Significant Subsidiaries keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity.

(xxxv) Financial Condition and Critical Accounting Policies. The section entitled “Operating and Financial Review and Prospects” in the Prospectus complies, in all material respects, with the relevant securities laws and the Commission’s rules and interpretations governing the disclosure of the Company’s financial condition and results of operations and critical accounting policies.

(xxxvi) Valid Choice of Law, Submission to Jurisdiction and Appointment of Process Agent. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of India and courts of India should honor this choice of law. The Company has the power to submit, and pursuant to this Agreement and the Deposit Agreement has validly and irrevocably submitted to the personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it arising out of or related to this Agreement or the Deposit Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of ADSs to the Underwriters has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and the Company has the power to designate, appoint and empower, and pursuant to this Agreement and the Deposit Agreement, has validly appointed the Authorized Agent named in Section 16 of this Agreement, and the process agent named in the Deposit Agreement for the purposes described therein, and service of process effected in the manner set forth in Section 16 of this Agreement and the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company.

(xxxvii) Absence of Labor Dispute. To the best knowledge of the Company, no labor dispute with the employees of the Company or any Significant Subsidiary exists or is imminent.

(xxxviii) No Immunity Under Indian Law. The Company is subject to civil and commercial law and to suit in India with respect to is obligations under this Agreement, the Deposit Agreement, the Indian Invitation Documents and the ADRs; the execution and delivery by the Company and the performance by the Company of its obligations thereunder constitute private and commercial acts rather than governmental or public acts and neither the Company nor any of its properties, assets or revenues has any right of immunity under Indian law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Indian court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement, any of the Indian Invitation Documents and the ADRs, and, to the extent that the Company or any of the Company’s properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company has waived or has agreed to waive such right to the extent permitted by law.

(b) Representations and Warranties by the Selling Shareholders. Each of the Selling Shareholders represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) Authorization and Enforceability of Agreements. Such Selling Shareholder has timely received the Invitation to Participate and upon the terms and conditions set forth and described therein has duly executed and delivered the Letter of Transmittal pursuant to which such Selling Shareholder has appointed the Agent as its duly appointed agent with respect to the Company’s invitation to participate in this Offering and to whom such Selling Shareholder has irrevocably granted the authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder to the Indian Domestic Custodian and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Escrow Agreement; and the Letter of Transmittal, and if applicable, the Letter of Renunciation, to which such Selling Shareholder is a party has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid, irrevocable and legally binding agreement of such Selling Shareholder, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii) Custodial Arrangements. Equity Shares in dematerialized book-entry form representing all of the Shares to be deposited with the Indian Domestic Custodian acting on behalf of the Depositary with the resultant ADSs to be sold by such Selling Shareholder hereunder have been placed in the custody of the Escrow Agent; the arrangements for custody and delivery of such Equity Shares made by such Selling Shareholder hereunder and under the Escrow Agreement, are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by death or incapacity of such Selling Shareholder or the occurrence of any other event; and in the event of any such death, incapacity or other event, Equity Shares will be delivered by the Escrow Agent to the Indian Domestic Custodian acting on behalf of the Depositary in accordance with the terms and conditions of this Agreement and the Escrow Agreement as if such death, incapacity or other event had not occurred, regardless of whether the Indian Domestic Custodian shall have received notice of such death, incapacity or other event.

(iii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder, acting through its Agent.

(iv) Necessary Authorizations for Transactions. No consent, approval, authorization, order of, clearance by or registration or filing with any governmental agency is required for the consummation of the transactions contemplated by the Prospectus, the execution and delivery of the Indian Invitation Documents (including, without limitation, the pro-rata subscription mechanics set forth therein) and the deposit of the Shares with the Indian Domestic Custodian acting on behalf of the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at each Time of Delivery, for the sale and delivery of the ADSs to be sold by such Selling Shareholder hereunder and for the execution, delivery and performance by such Selling Shareholder of this Agreement, except for such consents, approvals, authorizations, orders, clearances, filings or registrations (A) as have been obtained or made prior to the date of this Agreement and are in full force and effect, (B) as may be required under the Act, the rules and regulations of the Commission and under US state securities or Blue Sky laws or (C) as may be required by the laws of or any governmental agency in any jurisdiction outside the United States or India in connection with equity offerings generally; and such Selling Shareholder has full right, power and authority to enter into and perform under each of the Indian Invitation Documents and this Agreement and to transfer and deliver the Shares to the Indian Domestic Custodian acting on behalf of the Depositary for deposit against issuance of the ADRs evidencing the ADSs to be sold by such Selling Shareholder hereunder.

(v) Noncontravention. The sale of the ADSs to be sold by such Selling Shareholder hereunder, the deposit of the Shares with the Indian Domestic Custodian acting on behalf of the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at each Time of Delivery, the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Escrow Agreement and the other Indian Invitation Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of any statute, law, order, rule or regulation of any governmental agency applicable to such Selling Shareholder or the property of such Selling Shareholder.

(vi) Valid Title. Such Selling Shareholder has, and immediately prior to each Time of Delivery such Selling Shareholder will have, good and valid title to the Shares to be deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims of any sort whatsoever, other as may be imposed by the Escrow Agreement.

(vii) Restrictions on Transfer. The ADSs delivered at each Time of Delivery by such Selling Shareholder will be freely transferable by such Selling Shareholder to or for the account of the several Underwriters and (to the extent described in the Prospectus) the purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or ADSs under the laws of India and of the United States except as described in the Prospectus.

(viii) No Stabilization Action. Such Selling Shareholder has not taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and ADSs.

(ix) Accurate Disclosure. The Registration Statement and the Prospectus, insofar as they relate to written information furnished to the Company by such Selling Shareholder expressly for use therein, when such documents become effective or are filed with the Commission, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(x) Stamp Duty and Other Transaction Taxes. Other than as set forth in the Prospectus, except for service tax payable by or on behalf of the Underwriters on their fees, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are or will be payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the Government of India or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit of Equity Shares by the Selling Shareholders with the Escrow Agent pursuant to the Indian Invitation Documents, (B) the deposit with the Indian Domestic Custodian on behalf of the Depositary of Equity Shares by the Escrow Agent on behalf of the Selling Shareholders against the issuance of ADRs evidencing ADSs, (C) the sale and delivery on behalf of the Selling Shareholders of the ADSs to or for the respective accounts of the Underwriters as set forth in the Prospectus and pursuant to the terms of this Agreement, (D) the sale and delivery outside of India by the Underwriters of the ADSs to the purchasers thereof in the manner contemplated pursuant to the terms of this Agreement or (E) any other transaction or payment contemplated by this Agreement, the Deposit Agreement or any Indian Invitation Document; provided that no representation is made hereby with respect to any commission received or other payment made to the Underwriters pursuant to Section 2 hereof.

(xi) No Withholding Tax. All expenses and other amounts that may be payable by such Selling Shareholder under this Agreement shall except for any service tax payable by or on behalf of the Underwriters on their fees, be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by India or any authority thereof or therein except as described in the Prospectus and in the Indian Invitation Documents, nor are any taxes imposed in India on, or by virtue of the execution or delivery of, this Agreement and the Indian Invitation Documents.

(xii) Stamp Duty or Filing Fees. This Agreement and the Indian Invitation Documents to which the Selling Shareholder is a party are in proper legal form under the laws of India for the enforcement thereof against such Selling Shareholder pursuant to and in accordance with the laws of India; to ensure the legality, validity, enforceability and admissibility into evidence in India thereof, it is not necessary that this Agreement or any Indian Invitation Document to which the Selling Shareholder is a party be filed or recorded with any court or other authority in India or that any stamp or similar tax be paid in India or in respect of this Agreement and the Indian Invitation Documents to which the Selling Shareholder is a party, except that this Agreement and the Indian Invitation Documents to which the Selling Shareholder is a party will only be admissible in evidence in India for purposes of enforcement if they are duly stamped in accordance with the Bombay Stamp Act, 1958.

SECTION 2. Sale and Delivery to Underwriters.

(a) Firm ADSs. Subject to the terms and conditions herein set forth and set forth in Section 7 of this Agreement, (i) the Selling Shareholders severally and not jointly agree to sell to each of the Underwriters the number of Firm ADSs set forth opposite the name of each of the Selling Shareholders, respectively, in Schedule I hereto, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholders, at a purchase price per ADS of US$ [            ] the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule II hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Selling Shareholders as set forth in Schedule I hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from such Selling Shareholders, at the purchase price per ADS set forth in this subsection (a), that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

(b) Optional ADSs. The Selling Shareholders as set forth in Schedule I hereto, severally and not jointly, hereby grant to the Underwriters the right to purchase at their election up to 2,881,025 Optional ADSs as set forth in Schedule I hereto, at the purchase price per ADS set forth in subsection (a) above. Any such election to purchase Optional ADSs shall be made in proportion to the maximum number of Optional ADSs to be sold by such Selling Shareholders. Any such election to purchase Optional ADSs may be exercised only once and by written notice from the Representatives to such Selling Shareholders and the Company, given within a period of seven calendar days after the date of this Agreement and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery or, unless the Representatives, such Selling Shareholders and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

SECTION 3. Terms of the Offering. Upon the authorization by the Representatives of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Prospectus.

SECTION 4. Payment and Closing.

(a) Payment and Closing. ADRs evidencing the ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives or their United States selling agents may request upon at least forty-eight hours’ notice to the Company and the Selling Shareholders prior to each Time of Delivery (the “Notification Time”), shall be delivered by or on behalf of the Selling Shareholders to the Representatives or their United States selling agents, through the facilities of the Depositary or The Depository Trust Company (“DTC”), for the account of such Underwriter. Subsequent to such delivery of ADRs evidencing the ADSs for the account of such Underwriter by or on behalf of the Selling Shareholders, such Underwriter shall pay the purchase price therefore (net of expenses as set forth in Section 6 hereof) by wire transfer to the accounts designated by the Selling Shareholders pursuant to the terms, conditions and time period set forth in the Indian Invitation Documents, payable to the order of the Selling Shareholders or their agent under the Indian Invitation Documents in Federal (same day) funds. The Selling Shareholders will cause the certificates representing ADRs evidencing the ADSs to be made available by the Depositary for checking at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of the Depositary or DTC, as applicable, or its designated custodian (the “Designated Office”).

The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:00 a.m., New York time, on March [23], 2005 or such other time and date as the Representatives and the Selling Shareholders may agree upon in writing, and, with respect to the Optional ADSs, 9:00 a.m. New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives and the Selling Shareholders selling such Optional ADSs may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) Delivery of Closing Documents. The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and ADSs and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof will be delivered at the offices of Latham & Watkins LLP, 80 Raffles Place, #14-20 UOB Plaza 2, Singapore 048624 (the “Closing Location”), and the ADSs will be delivered as specified in subsection (a) above, all at such Time of Delivery. A meeting will be held at the Closing Location at [4:00 p.m.], Singapore time on the Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, India or London are generally authorized or obligated by law or executive order to close.

SECTION 5. Covenants.

(a) Covenants of the Company. The Company agrees with each of the Underwriters as follows:

(i) Filing of Prospectus; Notification and Filing of Amendments. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus within the applicable period specified in Rule 424(b) under the Act, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof, provided, however, that the Representatives shall not unreasonably withhold approval of the amendment or supplement to the Registration

Statement; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purposes, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuances of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(ii) Qualification of ADSs for Offer and Sale. To take such action as the Representatives may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or to subject it to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(iii) Delivery of Prospectuses. Prior to 12:00 noon, New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City or such other place as the Representatives may specify in such quantities as the Representatives may reasonably request, and, during the period when the Prospectus is required to be delivered under the Act and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon its request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and so long as any Underwriter may be required to deliver a prospectus under the Act in connection with sales of any of the ADSs, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. For the purposes of this Section, “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

(iv) Earnings Statement. To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Significant Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(v) Lock-Up. During the period beginning from the date hereof and continuing to and including the date 120 days after the date of the Prospectus, not to, and not to announce its intention to, directly or indirectly, issue, offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of any Equity Shares or ADSs or any securities convertible into, exchangeable for or that represent the right to receive Equity Shares or ADSs, without the Representatives’ prior written consent, except (A) pursuant to any employee stock option plan that has been or may be adopted by the Company or (B) with respect to any Equity Shares to be issued as an annual dividend or annual bonus issue to directors, supervisors and employees which is approved by the Company’s shareholders. The Company will not facilitate any conversions or exchanges of Equity Shares into ADSs during this 120-day period.

(vi) Annual Reports. To furnish to the Depositary for mailing to all holders of record of ADRs as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants and prepared in conformity with US GAAP or Indian GAAP, as applicable) and to file with Commission on a timely basis for each year an annual report on Form 20-F, which conforms in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.

(vii) No Stabilization Action. Not to (and to cause its Significant Subsidiaries and affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares and the ADSs.

(viii) Listing. To cause the ADSs to be listed on the New York Stock Exchange (the “NYSE”).

(ix) Approvals by Governmental Agencies. To make any post-closing filing, notice or undertaking requested or required by any governmental agencies (including the post closing report to be filed with the Reserve Bank of India within 30 days of closing of the Offering) with respect to the transactions contemplated by the Indian Invitation Documents and this Agreement.

(x) Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(xi) Continued Compliance with Applicable Securities Laws. To comply with, or obtain waivers of all applicable requirements of US and Indian law, including, without limitation, the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder and the Investment Company Act so as to permit the completion of the transactions contemplated by this Agreement, the Deposit Agreement, the Indian Invitation Documents and the Prospectus.

(xii) Reporting Requirements. To file, during the period when the Prospectus is required to be delivered under the Act, on a timely basis, with the Commission all reports and documents required to be filed pursuant to the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

(xiii) Payment of Stamp Duties. In the event a dispute regarding a Letter of Transmittal submitted by a Selling Shareholder is admitted in a court of law in India, to use its best efforts to cause to be paid forthwith to the relevant regulatory authorities or governmental agencies, any stamp duties or fees or other charges which may be required to be paid in order that such Letter of Transmittal be admissible in evidence in India for the purposes of enforcement.

(b) Covenants of the Selling Shareholders. Each of the Selling Shareholders agrees with each of the Underwriters as follows:

(i) No Stabilization Action. Not to (and to cause his, her or its affiliates, if any, not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the ADSs or the Shares.

(ii) Stamp Duty or Other Taxes. To indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, payable in India, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the ADSs to be sold by such Selling Shareholder and the execution and delivery of this Agreement and the Deposit Agreement; provided, however, that such Selling Shareholder shall not be responsible for any such taxes, duties, fees, levies or charges that arise as a result of the distribution of the ADSs by the Underwriters in a manner other than that as is customary in such transactions or that relate to the ADSs to be sold by the other Selling Shareholders.

(iii) Deposit of Equity Shares. Prior to each Time of Delivery, to cause to be deposited with the Indian Domestic Custodian on such Selling Shareholder’s behalf pursuant to the Escrow Agreement and the Indian Invitation Documents the Equity Shares to be sold by Such Selling Shareholder and to comply with the Deposit Agreement so that ADRs evidencing ADSs to be sold by such Selling Shareholder will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery.

(iv) Compliance with Agreements. To comply with the terms and conditions of each of the Indian Invitation Documents and not to modify, amend, change or alter any term, obligation or condition contained or set forth in any such document without the prior written consent of the Representatives.

(v) Updating of Information. With respect to any Selling Shareholder that is an executive officer or director of the Company, to provide to the Company and the Representatives such information that is requested by them and is necessary to update and/or keep current the information set for in the Prospectus during any period in which any Underwriter is required to deliver a prospectus in connection with the sales of the ADS in the Offering

SECTION 6. Payment of Expenses. Provided that the transactions contemplated in this Agreement are consummated, the Company and the Selling Shareholders covenant and agree with the several Underwriters that (a) the Selling Shareholders will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the Indian Invitation and the registration of the ADSs under the Act (including all fees, disbursements and expenses of the Company’s counsel associated with the review and approval of the Offering and the Indian Invitation by Indian federal, central, state and local authorities) and all other expenses in connection with the preparation, printing and filing of the Indian Invitation Documents, Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the ADS Registration Statement (including exhibits), any Preliminary Prospectus and the Prospectus and amendments and supplements thereto, including all printing, graphic and document production and translation costs associated therewith, and the mailing and delivering of copies thereof to its shareholders or to the Underwriters and dealers, as the case may be; (ii) the cost of preparing, printing, producing, filing and delivering any Agreement among Underwriters, this Agreement, the Agreement between Syndicates, the Selling Agreements, the Deposit Agreement, the Blue Sky Memorandum, the Indian Invitation Documents, closing documents (including compilations thereof) and any other documents in connection with the Offering, purchase, sale and delivery of the ADSs; (iii) all expenses in connection with the qualification or registration (or of obtaining exemptions from the qualification and registration) of the ADSs for offering and sale under US state securities laws, including the fees and disbursements of counsel for the Underwriters (such amount not to exceed $20,000) in connection with such qualification and in connection with the Blue Sky surveys; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the ADSs; (v) the fees and expenses incurred in connection with admitting the ADSs for clearance and settlement on the facilities of DTC; (vi) the cost of printing or producing any non-US legal investment memorandum in connection with the offer and sale of the ADSs under foreign (non-US federal or state) securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under such foreign securities laws; and (vii) all other costs and expenses incident to the performance of their obligations hereunder or under the Indian Invitation Documents which are not otherwise specifically provided for in this Section 6; (b) the Selling Shareholders will pay or cause to be paid all expenses and taxes arising as a result of the Indian Invitation and the deposit by each of the Selling Shareholders of the Shares with the Indian Domestic Custodian acting on behalf of the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to the Selling Shareholders, transfer and delivery of the ADSs to the Underwriters, including any stamp, transfer or other taxes payable thereon, and of the sale of the Shares by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case under this Agreement, any income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of an ADS or a Share pursuant to this Agreement or the Agreement between Syndicates; the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and the Indian Domestic Custodian appointed under the Deposit Agreement; the fees and expenses of the Agent, the Escrow Agent and the R&T Agent under the Indian Invitation Documents; the fees and expenses of the Authorized Agent (as defined in Section 16 hereof); the cost of preparing any ADR certificates; the cost and charges of any transfer agent or registrar; and (c) the Underwriters will pay or cause to be paid (i) all costs and expenses listed in (a) and (b) above, up to a maximum of 0.5% of the gross aggregate proceeds of the Offering (before underwriting discounts and commissions and expenses) and (ii) the reasonable costs and expenses relating to investor presentations on any “road show” and electronic roadshow undertaken in connection with the marketing of the Offering, including, without limitation, cost of road show venues, within city local conveyance, meals, lodging expenses, and other related expenses incurred by members of the Company’s management, and the cost of any aircraft chartered in connection with the road show, if applicable (“Roadshow Expenses”), provided, however, that the Company will pay or cause to be paid all fees and expenses in connection with listing the Shares and the ADSs on the NYSE. If, however, the transactions contemplated in this Agreement are not consummated or this Agreement is terminated, the Company covenants and agrees with the several Underwriters to pay or cause to be paid all of the expenses references in this Section 6, except for the fees, disbursements and expenses of the Underwriters’ counsel which will be borne by the Underwriters, and except that each of the Company and the Underwriters will bear its own Roadshow Expenses.

SECTION 7. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b) Opinion of Latham & Watkins, LLP. Latham & Watkins LLP, United States counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated such Time of Delivery, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) Opinion of Davis Polk & Wardwell. Davis Polk & Wardwell, United States counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives as attached hereto as Annex I.

(d) Opinion of Amarchand & Mangaldas & Suresh A. Shroff & Co. Amarchand & Mangaldas & Suresh A. Shroff & Co. Advocates & Solicitors, India counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives as attached hereto as Annex II.

(e) Opinion of Little & Co. Little & Co., India counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated such Time of Delivery, substantially in the same form and with the same content as that given by Amarchand & Managaldas & Suresh A. Shroff & Co. Advocates & Solicitors, India counsel for the Company, and with respect to any such additional matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(f) Opinion of White & Case LLP. White & Case LLP, counsel for the Depositary, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

(i) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary, enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws relating to creditors’ rights generally and general principles of equity;

(ii) when ADRs evidencing ADSs are issued in accordance with the Deposit Agreement against the deposit, pursuant to the terms of the Deposit Agreement, of duly authorized, validly issued, fully paid and non-assessable Shares of the Company, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement; and

(iii) Under the terms of the Deposit Agreement, the Company is not obliged to make a copy of the Invitation to Participate available for inspection at its Principal Office (as defined in the Deposit Agreement) or to mail a copy of the Invitation to Participate to the Registered Holders (as defined in the Deposit Agreement).

(g) Comfort Letter of KPMG LLP, UK. On the date hereof, at 9:30 a.m. New York time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP, UK shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the ADS Registration Statement and the Prospectus, to the effect set forth in Annex III hereto.

(h) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its subsidiaries taken as a whole, other than as set forth in the Prospectus, the effect of which, in any such case is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner set forth in the Prospectus.

(i) No Withdrawal of Equity Shares held in Escrow. As of the date hereof, the Escrow Agent is holding [            ] Equity Shares of the Company, and neither the Company, the R&T Agent nor the Escrow Agent shall have received any notice or other communication by Selling Shareholders seeking to withdraw, individually or in the aggregate, more than 2,208,785 Equity Shares in the Offering, and no such withdrawals have taken place.

(j) Listing Approval. The ADSs to be sold by the Selling Shareholders at such Time of Delivery shall have been duly listed on the NYSE.

(k) Depositary Certificates. The Depositary shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Selling Shareholders at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(l) Officer’s Certificate. The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company, satisfactory to the Representatives as to the accuracy in all material respects, of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representatives may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section, and as to such other matters as the Representatives may reasonably request.

(m) Certificates of R&T Agent and Escrow Agent. The R&T Agent and the Escrow Agent shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the R&T Agent and the Escrow Agent, respectively, as to the performance in all material respects by the R&T Agent and the Escrow Agent of all of their respective obligations under the Indian Invitation Documents to be performed at or prior to such Time of Delivery, and as to such other matters as the Representatives may reasonably request.

(n) Execution of Indian Invitation Documents.

(i) the requisite Indian Invitation Documents shall have been executed by each of the Selling Shareholders, the Escrow Agent and the R&T Agent and shall be in full force and effect; and

(ii) neither the Company, the Selling Shareholders, the Escrow Agent, the R&T Agent, nor any other party shall have changed, modified, altered or otherwise amended the terms and conditions set forth in the Indian Invitation Documents without the written consent of the Representatives; and

(iii) Equity Shares in book-entry form representing all of the Shares to be represented by ADSs to be sold at such Time of Delivery by each Selling Shareholder shall have been placed in custody under the Escrow Agreement, duly executed and delivered by the appropriate Selling Shareholder to the Escrow Agent, at or prior to the business day immediately preceding the date of such Time of Delivery.

(o) Copies of Indian Invitation Documents. The Company, the Escrow Agent and the R&T Agent, as the case may be, shall have furnished the Representatives upon any reasonable request made by them copies of each Indian Invitation Document, including any Letter of Transmittal or summary or tally of Shares delivered to the Escrow Agent or for purchase thereunder delivered by any Selling Shareholder to the Escrow Agent or R&T Agent, for review by the Representatives at any time or times (which may be daily, if requested by the Representatives) prior to any Time of Delivery.

(p) Stamping of Agreements. The Company has caused the Escrow Agreement and the R&T Agent Agreement to be duly stamped in accordance with the Bombay Stamp Act, 1958 and has paid to the relevant authorities the proper stamp duty chargeable thereon.

The Representatives may at their sole discretion, and on behalf of the Underwriters, waive compliance with any of the conditions specified in this Section 7. If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, and such condition shall not have been waived by the Representatives pursuant to this Section, this Agreement, or, in the case of any condition to the purchase of the Optional ADSs on a Time of Delivery which is after the First Time of Delivery, the obligations of the several Underwriters to purchase the relevant Optional ADSs may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to the relevant Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 1, 8 and 11 shall survive any such termination and remain in full force and effect.

SECTION 8. Indemnification.

(a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act selling Shares or ADSs on behalf of an Underwriter, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or other United States federal or state statutory law or regulation or Indian common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based in whole or in part upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus, or any amendment or supplement thereto, or (ii) arise out of or are based in whole or in part upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold ADSs to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then amended or supplemented in any case where the delivery is required by the Act if the Company has previously furnished copies thereof in such quantities as requested by such Underwriter to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus or in the Prospectus as then amended or supplemented.

(b) Indemnification of Underwriters by Selling Shareholders. The Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act selling Shares or ADSs on behalf of an Underwriter, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or other United States federal or state statutory law or regulation or Indian common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (i) arise out of or are based in whole or in part upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus, or any

amendment or supplement thereto, or (ii) arise out of or are based in whole or in part upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise out of are based in whole or in part upon any inaccuracy in the representations and warranties of the Selling Shareholders contained herein; or (iv) arise out of are based in whole or in part upon any failure of the Selling Shareholders to perform its obligations hereunder or under law, but with respect to (i) and (ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information based on or provided by or on behalf of such Selling Shareholder in Section 1(b) of this Agreement or in the Letter of Transmittal; provided, that the liability of any Selling Shareholder under this subsection (c) shall not exceed the amount of the gross proceeds received by such Selling Shareholder in the Offering; and provided further, the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and provided further, that the Selling Shareholders shall not be liable to any Underwriter under the indemnity agreement in this subsection (c) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold ADSs to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then amended or supplemented in any case where the delivery is required by the Act if the Company has previously furnished copies thereof in such quantities as requested by such Underwriter to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus or in the Prospectus as then amended or supplemented.

(c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, or the Selling Shareholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based in whole or in part upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any

Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives or its agent expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or the Selling Shareholders in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (in addition to any local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without a written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment: (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the ADSs purchased under this Agreement (before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the ADSs purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) No Prejudice to Other Liability. The obligations of the Company or the Selling Shareholders, respectively, under this Section 8 shall be in addition to any liability that the Company or the Selling Shareholders, respectively, may otherwise have; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have.

(g) Indemnity and Contribution Provisions to Survive. The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company, the Selling Shareholders and the other parties to this Agreement that are contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Equity Shares or ADSs.

SECTION 9. Default by One or More of the Underwriters.

(a) If any Underwriter shall default in its obligation to purchase ADSs which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in its discretion arrange for the Representatives or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such ADSs, then the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Shareholders that the Representatives have so arranged for the purchase of such ADSs, or the Selling Shareholders notify the Representatives that they have so arranged for the purchase of such ADSs, the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the ADS Registration Statement, the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement, the ADS Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the ADSs to be purchased at such Time of Delivery, then the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all of the ADSs to be purchased at such Time of Delivery, or if the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

SECTION 10. Default by One or More of the Selling Shareholders. If a Selling Shareholder shall fail at a Time of Delivery to sell and deliver the number of ADSs which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of ADSs to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule I hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1(b), 6 and 8 shall remain in full force and effect or (ii) elect to purchase the ADSs which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 10 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 10 each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the relevant Time of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 11. Representations, Warranties and Agreements to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, its directors, officers, employees or agents, or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the ADSs.

SECTION 12. Liability of Company and Selling Shareholders in the event of a Default by any Underwriter. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but if for any other reason any ADSs are not delivered by or on behalf of the Selling Shareholders as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of pocket expenses reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered (other than fees, disbursements and expenses of the Underwriters’ counsel and the Underwriters’ own Roadshow Expenses which shall be borne by the Underwriters), but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the ADSs not so delivered except as provided in Sections 6 and 8 hereof.

SECTION 13. Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, and, after consultation with the Company, at any time at or prior to the First Time of Delivery (a) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (b) if there has occurred any material adverse change in the financial markets in the United States or India or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in the United States, Indian or international political, financial or economic conditions (including a declaration by the United States or India of a national emergency or war) or currency exchange rates or exchange controls, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the ADSs or to enforce contracts for the purchase or sale of the Equity Shares or ADSs, or (c) if trading in any securities of the Company (including the Equity Shares or the ADSs) has been suspended or materially limited by the Commission or the Indian Exchanges or the NYSE, or if trading generally on the Indian Exchanges, the American Stock Exchange, Nasdaq National Market or the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association Securities Dealers, Inc. or any other governmental authority, or (d) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or India or with respect to Clearstream or Euroclear systems in Europe, or (e) if a banking moratorium has been declared by either Indian, United States Federal, United Kingdom or New York authorities. Any termination pursuant to this Section 13 shall be without liability on the part of (i) the Company or any Selling Shareholder to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 6 hereof (other than the fees, disbursements and expenses of the Underwriters’ counsel and the Underwriters’ own Roadshow Expenses which shall be borne by the Underwriters), (ii) any Underwriter to the Company or any Selling Shareholder, or (iii) of any party hereto to any other party except that the provisions of Sections 6 and 8 shall at all times be effective and shall survive such termination.

SECTION 14. Notices. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly; and in all dealings with any Selling Shareholder hereunder, the Representatives and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by the Escrow Agent, as Agent for such Selling Shareholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the each of the Representatives c/o Merrill Lynch International, Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Attention: [                    ], fax [                    ]; c/o Morgan Stanley & Co. International Limited, Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, Attention: [                    ], fax [                    ]; and c/o UBS AG, 52/F, Two International Finance Center, 8 Finance Street, Central, Hong Kong, Attention: [                    ], fax [                    ]; and if to the Company or any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer; with a copy to Davis, Polk & Wardwell, 15 avenue Matignon, 75008 Paris, France, Attention: Margaret E. Tahyar, fax (33) 1 56 59 36 90; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

SECTION 15. Benefits of Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders, and, to the extent provided in Sections 8 and 11 hereof, the officers and directors of the Company, the directors, officers, employees and agents of any Underwriter, and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

SECTION 16. Jurisdiction; Consent to Service. Each of the parties hereto irrevocably (a) agrees that any legal suit, action or proceeding against the Company or any Selling Shareholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York (a “New York Court”), (b) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (c) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and each Selling Shareholder has appointed Mr. Madhav Kalyan, Joint General Manager ICICI Bank, New York Representative Office, 500 Fifth Avenue, Suite 2830, New York, New York 10110, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter. Such appointment shall be irrevocable. The Company and each Selling Shareholder represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the party that has appointed it shall be deemed, in every respect, effective service of process upon the Company and any Selling Shareholder, as the case may be.

SECTION 18. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholders will indemnify each Underwriter and the Underwriters will indemnify the Company or the Selling Shareholders, as applicable, against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter, the Company or the Selling Shareholders, as applicable, are able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter, the Company or the Selling Shareholders, as applicable. The foregoing indemnity shall constitute a separate and independent obligation of each of the Underwriters, the Company and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

SECTION 19. Time. Time shall be of the essence of this Agreement.

SECTION 20. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 21. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 23. Headings. The headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us one original or counterpart hereof for each of the Company, the Selling Shareholders and each of the Representatives of the Underwriters plus one for each counsel and the Depositary, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholders. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

Very truly yours,

ICICI Bank Limited

By:
Name:
Title:

The Selling Shareholders

By:
Name:
As Agent for each of the Selling
Shareholders named in Schedule I hereto.

CONFIRMED AND ACCEPTED

as of the date first above written

MERRILL LYNCH INTERNATIONAL

MORGAN STANLEY & CO. INTERNATIONAL LIMITED

UBS AG

By: MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

By: MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By:
Name:
Title:

By: UBS AG

By:
Name:
Title:

For themselves as Representatives of the other Underwriters named in Schedule II hereto.

SCHEDULE I

Selling Shareholders (1)	Total Number of Firm ADSs to be Sold	Corresponding Number of Underlying Equity Shares to the Firm ADSs	Number of Optional ADSs to be Sold if Maximum Option Exercised	Corresponding Number of Underlying Equity Shares to the Optional ADSs

Total

(1)	Each Selling Shareholder has appointed the Escrow Agent as its Agent.

SCHEDULE II

Name of Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Merrill Lynch International
Morgan Stanley & Co. International Limited
UBS AG

Total	19,206,825	2,881,025

SCHEDULE III

List of Significant Subsidiaries

ICICI Securities Limited

ICICI Prudential Life Insurance Company Limited

ICICI Lombard General Insurance Company Limited

ICICI Venture Funds Management Company Limited

ICICI Home Finance Company Limited

Annex I

FORM OF OPINION OF COMPANY’S UNITED STATES COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 7(d)

[            ]

Annex II

FORM OF OPINION OF COMPANY’S INDIAN COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 7(e)

[            ]

Annex III

FORM OF COMFORT LETTER FROM KPMG LLP, UK TO BE DELIVERED PURSUANT

TO SECTION 7(g)

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